Item 77Q(1)
The following documents are included in Registrant's
485APOS, filed on November 29, 2010, and incorporated by reference herein:

(1)	Investment Advisory Agreement dated October 1, 2010

(2)	Sub-Advisory Agreement between Sterling Capital
Management and Federated Investment Management
Company dated October 1, 2010

(3)	Sub-Advisory Agreement between Sterling Capital
Management and Scott & Stringfellow, LLC dated
October 1, 2010

(4)	Sub-Advisory Agreement between Sterling Capital
Management and Artio Global Management LLC dated
October 1, 2010